Exhibit 99.1

Investor and Financial Contacts:

Amanda Clardy

Vice President, Investor Relations

(760) 603-7200

Invitrogen Announces First Quarter 2006 Results

CARLSBAD, CA, April 27, 2006 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for its first quarter ended March 31, 2006. Revenues for the first quarter were $309.0 million, an increase of 12% over the $277.1 million reported for the first quarter of 2005. Net income for the first quarter was $19.2 million versus $47.1 million for the same quarter in 2005. Earnings per share for the first quarter of 2006 were $0.35 per share, as compared to $0.82 per share reported in the first quarter of 2005. Earnings per share in 2005 included $0.21 per share of income related to currency gains associated with the Dynal acquisition and stock sale gains that did not occur in 2006. Earnings per share in 2006 includes $0.23 per share of higher costs associated with acquisition related amortization and costs, business integration and the implementation of revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (FAS123R).

Invitrogen reports pro forma results which exclude certain items primarily related to acquisitions and stock option expensing. The Company reports these pro forma results to better enable financial statement users to assess our historical performance and project our future earnings and cash flows. First quarter pro forma net income of 2006 was $49.1 million, or $0.90 per share, compared with pro forma net income in the first quarter of 2005 of $50.9 million, or $0.88 per share.

Reconciliations between Invitrogen’s results and pro forma results for the periods reported are presented in the attached tables and on the Company’s Investor Relations web page at www.invitrogen.com.

First Quarter Review

Greg Lucier, Invitrogen’s Chairman and CEO, commented: “We are pleased with the Company’s results in Europe, the US Research and Emerging Markets performance during the first quarter. While we’re disappointed with our revenue performance in US Bioproduction and Japan, we are confident that specific actions are in place to impact the growth trajectory for these areas.”

First quarter revenue growth of 12% included impact from acquisitions and changes in foreign currency exchange rates. Acquisitions positively impacted results by 13% and currency negatively impacted growth by 3%. Organic growth rate was 2% in total, with strong organic growth of 7% in BioDiscovery being offset by organic revenue change of negative 5% in BioProduction.

First quarter 2006 pro forma gross margin was 62.3%, compared to 61.8% in the first quarter of 2005, due primarily to positive impact from mix between segments and lower royalty expense. The royalty expense benefit of 1 percentage point in the quarter resulted from retroactive changes to certain licensing agreements. These favorable affects were offset by lower margin products from businesses acquired in the last twelve months. BioDiscovery gross margin decreased to 69.3% in the first quarter of 2006 from 71.5% last year, primarily due to the absorption of new acquisitions. BioProduction gross margin increased to 48.8% from 48.1% in the comparable quarter of 2005.

Operating margin was 9% of revenues in the first quarter of 2006 versus 16% in the first quarter of 2005. Pro forma operating margin was 24% of revenues in the first quarter of 2006 versus 26% of revenues in the first quarter of 2005. The Company will provide further detail on margin performance during the conference call today.

Cash flows from operating activities were $33 million in the first quarter of 2006. Capital expenditures were $14 million during the first quarter of 2006. Free cash flow, defined as cash from operating activities less capital expenditures, was $19 million for the first quarter of 2006. This was lower than the prior year primarily due to one time gains associated with currency fluctuations and an investment sale included in first quarter of 2005.

Conference Call and Webcast Details

The Company will discuss its financial and business results as well as its business outlook on its conference call at 5 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the Company’s Investor Relations website at www.invitrogen.com.

The conference call will be webcast live over the Company’s investor relations website at www.invitrogen.com and will be archived at the site for one month.

To listen to the live conference call, please dial (866) 202-3109 (domestic) or (617) 213-8844 (international) and use passcode 72377218. A replay of the call will be available for one week by dialing (888) 286-8010 (domestic) and (617) 801-6888 (international). The passcode for the replay is 55982310.

About Invitrogen

Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The Company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bioinformatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The Company globally employs approximately 4,800 scientists and other professionals and had revenues of $1.2 billion in 2005. For more information about Invitrogen, visit the Company’s web site at www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported non-GAAP measures for net income and earnings per share as pro forma results. These measures are provided as supplementary information and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP. These pro forma measures are limited because they do not reflect the entirety of our business results.

We define our pro forma results as our GAAP results excluding the after tax impact of the following items:

•	Acquisition related amortization

•	In process research and development expenses

•	Acquisition related gains and losses

•	Business consolidation costs required to realize cost synergies from combining our acquired entities with our existing operations

•	Certain significant one time events that are unlikely to recur

•	Share based payment expenses as a result of adoption of FAS123R

Management views these excluded items as not indicative of the operating results or cash flows of its operations and excludes these items as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. This presentation of our pro forma results is consistent with how management internally evaluates the performance of its operations.

We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and pro forma earnings per share; 2) momentum in 2006; 3) ability to generate new products that will accelerate scientific research and our future growth; 4) integration of acquired businesses; and 5) ability to combine technologies of acquired businesses. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) the Company’s ability to identify promising technology and new product development opportunities; b) the Company’s ability to identify and implement measures to effect cost savings and efficiency improvements; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND RECONCILIATION OF PRO FORMA ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the three months ended March 31, 2006				For the three months ended March 31, 2005
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
Revenues	$309,004	$—		$309,004	$277,081	$—		$277,081
Cost of revenues	119,347	(2,957	) (2)(3)(4)	116,390	106,422	(692	) (2)(3)	105,730

Gross profit	189,657	2,957		192,614	170,659	692		171,351

Gross margin	61%			62%	62%			62%
Operating expenses:
Sales and marketing	60,191	(1,211	) (3)(4)	58,980	48,480	(60	) (3)	48,420
General and administrative	39,422	(7,313	) (3)(4)	32,109	30,004	(12	) (3)	29,992
Research and development	28,900	(1,048	) (3)(4)	27,852	21,241	(216	) (3)	21,025
Purchased intangibles amortization	29,952	(29,952	) (5)	—	25,901	(25,901	) (5)	—
Purchased in-process research and development	—	—		—	1,200	(1,200	) (6)	—
Business consolidation costs	2,131	(2,131	) (7)	—	—	—		—

Total operating expenses	160,596	(41,655)		118,941	126,826	(27,389)		99,437

Operating income	29,061	44,612		73,673	43,833	28,081		71,914
Operating margin	9%			24%	16%			26%
Net interest expense	(1,903)	—		(1,903)	(1,382)	—		(1,382)
Other income (expense), net	454	—		454	25,673	(20,123	) (8)	5,550

Total other income (expense), net	(1,449)	—		(1,449)	24,291	(20,123)		4,168

Income before provision for income taxes	27,612	44,612		72,224	68,124	7,958		76,082
Income tax provision	(8,394)	(14,718	) (9)	(23,112)	(21,050)	(4,133	) (9)	(25,183)

Net income	$19,218	$29,894		$49,112	$47,074	$3,825		$50,899
Effective tax rate	30%			32%	31%			33%
Add back interest expense for subordinated debt, net of tax	189	—		189	2,382	—		2,382

Numerator for diluted earnings per share	$19,407	$29,894		$49,301	$49,456	$3,825		$53,281

Earnings per common share:
Basic	$0.36			$0.93	$0.91			$0.99

Diluted	$0.35			$0.90	$0.82			$0.88

Weighted average shares used in per share calculation:
Basic	53,000	—		53,000	51,455	—		51,455
Diluted(10)	54,822	—		54,822	60,229	—		60,229

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payments,” have been excluded from 2006 pro forma results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $2.2 million and $0.6 million for the three months ended March 31, 2006 and 2005, respectively.

(3)	Add back amortization of deferred compensation totaling $0.2 million and $0.4 million for the three months ended March 31, 2006 and 2005, respectively, related to stock option plans assumed in business combinations.

(4)	Add back expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payments," of $10.1 million for the three months ended March 31, 2006.

(5)	Add back amortization of purchased intangibles.

(6)	Add back in-process research and development.

(7)	Add back business consolidation costs.

(8)	Add back gain on foreign currency transaction, net of loss on sale of investments, used for business combinations.

(9)	Pro forma tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for pro forma purposes. In addition, 2006 GAAP net income includes expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for pro forma purposes. These deductions produce a GAAP only tax benefit which is added back for pro forma presentation.

(10)	The dilutive effect of the 2.25% Convertible Subordinated Notes due 2006 was antidilutive for GAAP purposes, but excluded from pro forma purposes.

INVITROGEN CORPORATION

EBITDA INFORMATION

	For the three months ended March 31,
(in thousands) (unaudited)	2006	2005
Operating income reported under GAAP	$29,061	$43,833
Add back in-process research and development and merger related amortization	32,343	28,081
Add back depreciation	10,019	9,247
Add back amortization of non merger-related deferred compensation	11,880	1,174
Add back amortization of all other intangible assets	503	996

EBITDA	$83,806	$83,331

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

(in thousands) (unaudited)	Bio- Discovery	Bio- Production	Unallocated(1)	Total
Segment results for the three months ended March 31, 2006
Revenues	$203,459	$105,545	$—	$309,004

Gross profit	141,084	51,530	(2,957)	189,657

Gross margin	69%	49%		61%
Selling and administrative	65,856	25,233	8,524	99,613
Research and development	24,355	3,497	1,048	28,900
Purchased intangibles amortization, in-process research and development and business consolidation costs	—	—	32,083	32,083

Operating income (loss)	$50,873	$22,800	$(44,612)	$29,061

Operating margin	25%	22%		9%
Segment results for the three months ended March 31, 2005
Revenues	$162,351	$114,730	$—	$277,081

Gross profit	116,155	55,198	(694)	170,659

Gross margin	72%	48%		62%
Selling and administrative	52,975	25,439	70	78,484
Research and development	18,157	2,865	219	21,241
Purchased intangibles amortization and in-process research and development	—	—	27,101	27,101

Operating income (loss)	$45,023	$26,894	$(28,084)	$43,833

Operating margin	28%	23%		16%

(1)	Unallocated items for the three months ended March 31, 2006 and 2005 include noncash charges for purchase accounting inventory revaluations of $2.2 million and $0.6 million, amortization of purchased intangibles of $30.0 million and $25.9 million, in-process research and development of $0 million and $1.2 million, amortization of deferred compensation of $0.2 million and $0.4 million, business consolidation costs of $2.1 million and $0 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payments," of $10.1 million and $0 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended March 31,
(in thousands)(unaudited)	2006	2005
Net income	$19,218	$47,074
Add back in-process research and development and merger related amortization	32,343	28,081
Add back depreciation	10,019	9,247
Balance sheet changes	(24,349)	(21,723)
Other noncash adjustments	(4,052)	331

Net cash provided by operating activities	33,179	63,010
Capital expenditures	(14,191)	(11,865)

Free cash flow	18,988	51,145
Net cash provided by other investing activities	57,865	399,900
Net cash (used in) provided by financing activities	(33,326)	8,895
Effect of exchange rate changes on cash	1,225	(17,552)

Net increase in cash and cash equivalents	$44,752	$442,388

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2006	December 31, 2005
ASSETS	(unaudited)
Current assets:
Cash and investments	$715,624	$751,872
Trade accounts receivable, net of allowance for doubtful accounts	195,056	194,942
Inventories	145,786	136,753
Deferred income taxes	39,958	35,147
Prepaid expenses and other current assets	32,957	32,482

Total current assets	1,129,381	1,151,196
Property and equipment, net	280,531	278,447
Goodwill	1,882,477	1,866,288
Intangible assets, net	468,589	490,996
Long-term investments	27	187
Other assets	89,495	89,935

Total assets	$3,850,500	$3,877,049

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$189,745	$234,246
Accounts payable, accrued expenses and other current liabilities	206,353	244,344
Income taxes	44,448	32,987

Total current liabilities	440,546	511,577
Long-term debt	1,151,902	1,151,923
Pension liabilities	19,934	16,431
Deferred income tax liability	132,738	141,432
Other long-term liabilities	13,279	13,892
Stockholders’ equity	2,092,101	2,041,794

Total liabilities and stockholders’ equity	$3,850,500	$3,877,049

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